Exhibit 10.8

COMMON STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this ___th day of __________ 2021, by and between Odyssey Group International, a Nevada corporation, with its principle place of business at 2372 Morse Ave. Irvine CA 92614 (“Seller”) and _____________________ with a principal address at ___________________________ (“Buyer”).

WHEREAS, Seller is the record owner and holder of the capital stock of Odyssey Group International, Inc. (“Seller” and “Corporation”), a Nevada corporation, which Corporation has authorized five hundred million (500,000,000) shares of Common stock (“Shares”) and issued capital stock of approximately ninety-two million (92,000,000) shares of $.001 par value common stock; and

WHEREAS, the Seller agrees to sell to Buyer a number of Shares of said stock that as specified in Exhibit “A” hereto (the “Selling Shares”); and

WHEREAS, Buyer desires to purchase the number of shares of said stock at a price specified in Exhibit “A” hereto (the “Buying Shares”) and the Seller desires to sell the Shares, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement, and in order to consummate the purchase and the sale of the Shares, it is hereby agreed as follows:

1.	PURCHASE AND SALE: Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, Seller shall sell, convey, transfer, and deliver to Buyer certificates representing the Buyer Shares, and Buyer shall purchase from Seller the Shares in consideration of the purchase price set forth in Exhibit “A” to this Agreement. The certificates representing the Shares shall be duly endorsed for transfer in certificate form or book entry at the transfer agent, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of Seller. The closing of the transactions contemplated by this Agreement (“Closing”), shall be held on the date the funds are wired or checks received at the corporate offices in Irvine, CA.

2.	NUMBER OF PURCHASED SHARES AND PAYMENT OF PURCHASE PRICE. The number of Purchased Shares and total consideration for the purchase of the Purchased Shares are fully set out in Exhibit “A” attached hereto and made a part hereof.

3.	RESTRICTIONS ON STOCK:

i.	Seller is not a party to any agreement, written or oral, creating rights in respect to the Selling Shares in any third person or relation to the voting of the Corporation’s Stock.

ii.	Seller is the lawful owner of the Purchased Shares, free and clear of all security interests, liens, encumbrances, equities and other charges.

iii.	SEC Rule 144 restrictions apply.

iv.	Market Stand-Off: If and when the company undertakes an underwritten public offering of stock, each holder of Common Stock will be required to comply with a six (6) month market stand-off agreement.

4.	GENERAL PROVISIONS

a.	Entire Agreement. This agreement (including the exhibits hereto and any written agreements hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

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b.	Section and Other Heading. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

c.	Governing Law. This agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Nevada. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Los Angeles County, State of California. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

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IN WITNESS WHEREOF, This Agreement has been executed by each of the individual parties hereto on the date first above written.

SELLER:

ODYSSEY GROUP INTERNATIONAL, INC.

Signed:

By: ______________________________

J. Michael Redmond

President/CEO

BUYER:

Signed:

By: ______________________________

Name:____________________________

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EXHIBIT

“A”

NUMBER OF SHARES TO BE PURCHASED

AND

PAYMENT OF PURCHASE PRICE

a.	______________ Shares of common stock of Odyssey Group International, Inc.

b.	The Shares of Odyssey stock are being sold at $_____ per share for a total of $____________.

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